Exhibit 1



                                             __________,
1996



Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Dear Sirs:

Celfort Construction Materials Inc., a Canada corporation, (hereinafter the "Selling Stockholder") proposes to sell through you acting as broker for the Selling Stockholder, or to sell through you acting as dealer, certain shares (hereinafter called the "Shares") of Common Stock, $.10 par value per share (hereinafter called the "Common Stock"), of Owens Corning, a Delaware corporation (hereinafter called the "Company").

The Shares have been registered under the Securities Act of 1933, as amended (the "Act"), by a registration statement on
Form S-3 (File No. 33-     ) in respect thereof filed by the
Company with the Securities and Exchange Commission ("SEC"). There have heretofore been furnished to you copies of such registration statement, of any amendment thereto which has heretofore been filed, and of the most recent prospectus
dated           , 1996 that has been
filed with the SEC.  Such registration statement, as amended
at the time it became effective on                    ,
1996, is hereinafter called the "Registration Statement", and such most recent prospectus is hereinafter called the "Prospectus" (it being understood that the terms Registration Statement and Prospectus as used herein include all the documents and information incorporated therein by reference).

The Company and the Selling Stockholder will furnish to you promptly additional copies of the Prospectus, or the Prospectus as amended or supplemented, in such quantities as you may from time to time reasonably request for your use in connection with the sale of the Shares. The Company and the Selling Stockholder will also advise you promptly after receiving notice thereof of the filing with the SEC of any further amendment or supplement to the Registration Statement or the Prospectus and will furnish to you a copy of each such amendment or supplement.

The Company agrees to indemnify you and hold you harmless against any losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse you for any legal or other expenses reasonable incurred by you in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by you or the Selling Stockholder expressly for use therein.

The Selling Stockholder will indemnify you and hold you harmless against any losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein; and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such action or claim as such expenses are incurred.

Promptly after receipt by you of notice of the commencement of any action, you shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may otherwise have to you. In case any such action shall be brought against you and you shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to you (who shall not, except with your consent, be counsel to the indemnifying party), and, after notice from the indemnifying party to you of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by you, in connection with the defense thereof other than reasonable costs of investigation. Any notice to you, the Company and the Selling Stockholder under this paragraph shall be sufficient in all respects if delivered or sent by registered mail to you at 85 Broad Street, New York, New York 10004,
Attention: Registration Department, to the Company at Owens Corning World Headquarters, Toledo, Ohio 43659, Attention:
Treasurer, and to the Selling Stockholder at c/o Jannock Limited, Suite 5202, Scotia Plaza, P. O. Box 1012, 40 King Street West, Toronto, Ontario, M5H 3Y2, Attention: Victor Hepburn, or at such other address as you, the Company and the Selling Stockholder shall have furnished in writing to the other parties hereto for such purpose.

If the indemnification provided for herein is unavailable to or insufficient to hold you harmless in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to herein for any reason, then the Company (and, in addition, if any loss, claim, damage, or liability (or action in respect thereof) relates to information provided to the Company by the Selling Stockholder, the Selling Stockholder) shall contribute to the amount paid or payable by you as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportions as is appropriate to reflect not only (i) the relative benefits received by the Selling Stockholder on the one hand and you on the other from the sale of the Shares but also (ii) the relative fault of the Company, the Selling Stockholder and you in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof ), as well as any other relevant equitable considerations. The relative benefits received by the Selling Stockholder on the one hand and you on the other shall be deemed to be in the same proportion as the aggregate sales proceeds from the sale of all Shares sold by you as broker for the Selling Stockholder or sales of Shares through you as dealer (before deducting expenses) received by the Selling Stockholder bear to the total discounts and commissions received by you. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and you agree that it would not be just and equitable if contributions pursuant to this indemnity agreement were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by you as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by you in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the Selling Stockholder shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares were sold by the Selling Stockholder exceeds the amount of any damages which the Selling Stockholder is otherwise required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The obligations of the Company and the Selling Stockholder hereunder shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls you within the meaning of the Act.

You agree that you will not execute any orders given to you by the Selling Stockholder for the sale of any of the Shares or sell through you as dealer otherwise than in accordance with the Registration Statement.

The Company and the Selling Stockholder agree that, until the sale of the Shares has been completed or your authorization to sell the Shares has been terminated, each will comply with all applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder, including Rule 10b-6, and, without limiting the foregoing, neither the Company nor the Selling Stockholder will bid for or purchase, for any account in which it has an interest, or attempt to induce any other person to purchase, any shares of Common Stock of the Company, and the Selling Stockholder will not offer or sell any shares of Common Stock of the Company otherwise than through you hereunder.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

If the foregoing is in accordance with your understanding, please sign and return to the undersigned the enclosed counterpart hereof; and upon the acceptance hereof by you this letter and such acceptance shall constitute a binding agreement between you and the undersigned.

                                   Very truly yours,

                                   Celfort Construction
Materials Inc.


                                   Name:
                                   Title:

                                   OWENS CORNING

                                   By:
                                   Name:
                                   Title:

Accepted:



(Goldman, Sachs & Co.)